EXHIBIT 99.1
SWIFT TRANSPORTATION CO., INC.
ADOPTS STOCKHOLDER PROTECTION RIGHTS AGREEMENT
•	Swift Transportation adopts “shareholder friendly” Stockholder Protection Rights Agreement

•	The Stockholder Protection Agreement allows the Board to protect all shareholders against potentially abusive take over tactics

•	“Shareholder friendly” features include a short term of three years, annual review of the plan by independent directors and provisions to allow “Qualified Offers”
     PHOENIX — (BUSINESS WIRE) — July 19, 2006 — Swift Transportation Co., Inc. (NASDAQ:SWFT) today announced that its Board of Directors has adopted a Stockholder Protection Rights Agreement (“Stockholder Protection Agreement”), including declaring a dividend of one Right on each outstanding share of Swift Transportation Common Stock. The dividend will be paid on July 31, 2006 to stockholders of record on July 31, 2006.
     The Agreement is designed to (i) protect the Company’s shareholders against coercive tender offers, inadequate offers, and abusive or coercive takeover tactics, such as acquisitions of control or large blocks of shares in open market or private transactions without paying all shareholders a fair premium, and (ii) ensure all the Company’s shareholders receive fair and equal treatment in the event of any unsolicited attempt to take over the Company.
     The Stockholder Protection Agreement is not designed or intended to prevent an acquisition of all of the outstanding shares of the Company on terms that are determined to be fair and in the best interests of all shareholders. The Agreement contains “shareholder friendly” features, including: a threshold for triggering exercise of the Rights equal to 20% of the outstanding shares; a term of only three years; and a requirement that the Company’s independent directors consider, on an annual basis, whether the Stockholder Protection Agreement continues to be in the best interests of the Company and its shareholders. The Stockholder Protection Agreement also includes additional provisions designed to ensure that the Rights will not be triggered as a result of a “Qualifying Offer” if shareholders (other than the offeror and its affiliates and associates) beneficially owning in the aggregate at least 10% of the outstanding shares of common stock request that a special meeting of shareholders be convened and shareholders representing a majority of the outstanding shares of common stock beneficially owned by persons other than the offeror and its affiliates and associates vote at such meeting to require the Board to take action to prevent the rights from interfering with the consummation of the Qualifying Offer.
     To constitute a “Qualifying Offer” an offer must satisfy a number of conditions designed to ensure that all of the Company’s stockholders are treated fairly, including:

•	The offer must be a fully-financed all-cash tender offer or stock exchange offer or combination thereof for any and all of the outstanding shares of the Company’s common stock;

•	The offer must be conditioned on a minimum of a majority of the outstanding shares of Company common stock other than shares owned by the offeror or its affiliates and associates being tendered;

•	Upon completion of the offer a second-step transaction must be effected to acquire all shares of Company common stock not tendered into the offer at the same consideration paid pursuant to the offer;

•	The offer must remain open for at least 120 business days and if a special meeting request is delivered for at least 10 business days after the special meeting; and

•	No amendments may be made to the offer to reduce the offer price, or make any other adverse changes.
Additional details and a copy of the Stockholder Protection Agreement are included in a Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2006 (the “Form 8-K”).
In determining to adopt the Stockholder Protection Agreement, the Board was mindful of Mr. Jerry Moyes, a director of the Company and its largest shareholder who owns approximately 28% of the Company’s common stock. Mr. Moyes resigned as Chairman of the Board and Chief Executive Officer of the Company on October 27, 2005. Mr. Moyes has made statements that have led the Board to conclude that he may be considering initiating actions, such as a partial tender offer or open market acquisitions, with a view to acquiring a controlling interest but less than all of the Company’s outstanding shares, without paying an appropriate control premium to all other shareholders of the Company. Under applicable law and NASDAQ regulations, a shareholder owning greater than 50% of the shares of Swift would not be required to have the Board consist of a majority of independent directors. The Board believes that any such actions to acquire control without acquiring all of the outstanding shares of the Company, if taken by Mr. Moyes, would not maximize value for all shareholders. The Stockholder Protection Agreement is designed to address the Board’s concerns in this regard while still permitting Mr. Moyes to obtain control of the Company by purchasing all of the outstanding common stock, with or without the consent of the Board and management of the Company, at a price acceptable to a majority of shareholders other than Mr. Moyes and his affiliates and associates. In light of Mr. Moyes anticipated objection to the Stockholder Protection Agreement, the Board has not yet determined whether or when it will present the Stockholder Protection Agreement to the Company’s shareholders for ratification.
     The Board of Directors and Compensation Committee of the Board also approved technical amendments to the Change in Control Agreements between the

Company and certain officers to provide additional protections by clarifying the circumstances under which the agreements may be triggered. None of the amendments provide for any increased or additional monetary benefits for any of the officers. The amended agreements are intended to incentivize current management to continue to work in the interests of all shareholders of the Company despite any actions Mr. Moyes may take in an effort to acquire control of the Company. Additional details regarding these agreements are included in the Report on Form 8-K.
     Jock Patton, Swift Transportation’s non-executive Chairman of the Board, stated, “The Board of Directors determined that adoption of a narrowly focused and shareholder friendly plan will best protect the interests of shareholders of the Company and allow the current management team to continue to pursue its strategic goals. The Board’s support of management has been earned and justified through the recent improvements the Company has made and the resulting increases in shareholder value over the previous eight months. The Board believes its recent actions will allow management to focus on continuing the ongoing performance improvements for the benefit of all shareholders.”
     Robert W. Cunningham, President and Chief Executive Officer of Swift Transportation, stated, “We are not aware of any pending transaction or offers and the Stockholder Protection Agreement is not intended to and will not prevent an acquisition of all of the outstanding common stock of Swift Transportation, if any transaction in the future is at a full and fair price. The Stockholder Protection Agreement does not in any way weaken Swift Transportation’s financial strength or interfere with its business plans. And, issuance of the rights has no dilutive effect, will not affect reported earnings per share, is not taxable to Swift Transportation or its stockholders and will not change the way in which Swift Transportation shares are traded.”
     Mr. Cunningham continued, “We are optimistic about Swift’s future and believe that our performance improvement initiatives are contributing to our momentum. As a management team, we are committed to building value for our shareholders and delivering the best possible product for our customers. Today’s announcement will ensure that our Board has the latitude to do what is right for all of our shareholders.”
     Swift is the holding company for Swift Transportation Co., Inc., a truckload carrier headquartered in Phoenix, Arizona. Swift’s trucking subsidiary operates the largest fleet of truckload carrier equipment in the United States with regional operations throughout the continental United States.
     Forward-looking statement disclosure:
     This press release contains statements that may constitute forward-looking statements, usually identified by words such as “anticipates,” “believes,” “estimates,” “projects,” “expects,” “intends” or similar expressions which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

     Such statements include, but are not limited to, statements concerning the potential impact of the Company’s Stockholder Protection Rights Agreement and future performance and results. Such statements are based upon the current beliefs and expectations of Swift’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     As to Swift’s business and financial performance generally, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: adverse developments in our relationship with IEL and, by extension, owner-operators whose tractors are financed by IEL; the impact of our new owner-operator fuel surcharge reimbursement program on operating results; excess capacity in the trucking industry; significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees, insurance premiums and driver compensation, to the extent not offset by increases in freight rates or fuel surcharges; recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers; seasonal factors such as harsh weather conditions that increase operating costs; continuing difficulties in driver recruitment or retention issues involving Company drivers and/or owner operators; increases in driver compensation to the extent not offset by increases in freight rates; the inability of Swift to continue to secure acceptable financing arrangements; an adverse determination by the FMSCA with respect to Swift’s safety rating and any resulting loss of customers or potential customers or material increase in insurance costs; an unanticipated increase in the number or dollar amount of claims for which Swift is self insured; fluctuations in workers’ compensation claims, which have benefited recent operating results due to improved claims management, but are not expected to continue at such levels in future periods; competition from trucking, rail and intermodal competitors; our ability to sell assets held for sale at or above their net book value; the potential impact of current litigation, regulatory issues, or other government actions; a possible adverse impact on the trading price of the Company’s common stock as a result of the adoption of the Stockholders Protection Agreement; and a significant reduction in or termination of Swift’s trucking services by a key customer.
     A discussion of these and other factors that could cause Swift’s results to differ materially from those described in the forward-looking statements can be found in the most recent Annual Report on Form 10-K of Swift, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Swift undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Furthermore, nothing herein shall constitute an adoption or approval of any analyst report regarding Swift, nor any undertaking to update or comment upon analysts’ expectations in the future.